Exhibit 10.2

June 7, 2023

MedTech Acquisition Corporation

48 Maple Avenue

Greenwich, CT 06830

Re: Backstop

Ladies and Gentlemen:

This letter agreement (“Backstop Letter Agreement”) is being delivered in connection with the execution and delivery of those certain subscription agreements to purchase shares of the Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) of MedTech Acquisition Corporation, a Delaware corporation (“MTAC”) , dated on or about the date hereof, by and between MTAC, on the one hand, and individual subscriber parties, on the other hand (each, in substantially the form attached hereto as Exhibit A, a “Subscription Agreement”, and collectively, the “Subscription Agreements”), as well as that certain Agreement and Plan of Merger, dated November 11, 2022, by and among MTAC, MTAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MTAC, and TriSalus Life Sciences, Inc., a Delaware corporation (“TriSalus”), as amended by the First Amendment to Agreement and Plan of Merger, dated April 4, 2023 and the Second Amendment to Agreement and Plan of Merger, dated May 13, 2023 (as amended, the “Merger Agreement”). Capitalized terms used in this Backstop Letter Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In order to induce MTAC to enter into the Subscription Agreements and in recognition of the benefit that the consummation of the transactions contemplated by the Merger Agreement will confer on MedTech Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MTAC and Sponsor hereby agree as follows:

1.             Subject to the terms and conditions set forth in this Backstop Letter Agreement, the Sponsor agrees that it shall, no later than the date that the Registration Statement is declared effective (the “Commitment Deadline”), execute and deliver to MTAC a Subscription Agreement providing for an investment by the Sponsor in an amount equal to the Sponsor Commitment Amount to purchase shares of the Series A Preferred Stock on the same terms and conditions as the other investors who have executed and delivered Subscription Agreements as of the date hereof. The “Sponsor Commitment Amount” shall be an amount equal to (i) Two Million Dollars ($2,000,000), less (ii) the aggregate amount of subscriptions to purchase shares of Series A Preferred Stock made by members of the Sponsor and their respective affiliates, related parties and designees, as determined in the reasonable discretion of the Sponsor (collectively, the “Individual Sponsor Investors”), on or prior to the Commitment Deadline, as evidenced by Subscription Agreements executed by MTAC and such Individual Sponsor Investors after the date hereof, but prior to the Commitment Deadline (as the parties hereby affirm and acknowledge that, as of the date hereof, Individual Sponsor Investors have already executed Subscription Agreements providing for an aggregate subscription by such investors of Three Million Dollars ($3,000,000), which such investments shall not be included in the calculation of the Sponsor Commitment Amount). For illustration purposes, if Individual Sponsor Investors collectively subscribe to purchase an aggregate of One Million Dollars ($1,000,000) of Series A Preferred Stock from MTAC pursuant to Subscription Agreements that are executed and delivered after the date hereof but on or prior to the Commitment Deadline, the Sponsor Commitment Amount shall be equal to One Million Dollars ($1,000,000); if Individual Sponsor Investors collectively subscribe to purchase an aggregate of Two Million Dollars ($2,000,000) or more of Series A Preferred Stock from MTAC pursuant to Subscription Agreements that are executed and delivered after the date hereof but on or prior to the Commitment Deadline, the Sponsor Commitment Amount shall be equal to Zero Dollars ($0.00), and the Sponsor shall not be required to execute and deliver a Subscription Agreement or otherwise make any investment into MTAC.

2.             The Sponsor hereby represents and warrants to MTAC as follows:

a.             The execution, delivery and performance by the Sponsor of this Backstop Letter Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, or (iii) if applicable, conflict with or result in a breach of or constitute a default under any provision of the Sponsor’s certificate of formation and limited liability company agreement, as amended, modified or supplemented from time to time.

b.             The Sponsor has the power, authority and capacity to execute, deliver and perform this Backstop Letter Agreement and this Backstop Letter Agreement has been duly authorized, executed and delivered by the Sponsor.

c.             The Sponsor at the Commitment Deadline will have sufficient funds to pay the Sponsor Commitment Amount.

d.             The Sponsor is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, MTAC, TriSalus, or any of their respective affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of MTAC set forth in the Subscription Agreement, in making its investment or decision to invest in MTAC.

3.             This Backstop Letter Agreement shall automatically be terminated, without further notice or action on the part of either party, at the earliest to occur of: (a) the termination of the Merger Agreement pursuant to Article XI thereof; (b) the date that Individual Sponsor Investors have collectively executed and delivered Subscription Agreements to MTAC providing for an aggregate investment by such Individual Sponsor Investors equal to or greater than Two Million Dollars ($2,000,000); and (c) the effective date of a mutual written agreement duly executed and delivered by MTAC and the Sponsor terminating this Backstop Letter Agreement. Nothing set forth in this Section 3 or elsewhere in this Backstop Letter Agreement shall relieve any party of any liability or damages to any other party for any breach of this Backstop Letter Agreement by such party prior to such termination. The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Backstop Letter Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Backstop Letter Agreement and to enforce specifically the terms and provisions of this Backstop Letter Agreement, including Sponsor’s obligation to execute and deliver a Subscription Agreement no later than the Commitment Deadline in accordance with Section 1 unless this Backstop Letter Agreement is otherwise terminated in accordance with its terms prior to such date.

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4.             This Backstop Letter Agreement constitutes the entire agreement and understanding of MTAC and Sponsor in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Backstop Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties.

5.             This Backstop Letter Agreement shall be binding on the parties and their permitted assigns. Neither party may assign its rights or obligations under this Backstop Letter Agreement without the prior written consent of the other party, and any purported assignment without such consent shall be null and void; provided, however, that Sponsor may assign all of its rights and obligations under this Backstop Letter Agreement to any member or affiliate of Sponsor, so long as Sponsor provides written notice thereof to MTAC, and provided further, that no such assignment by the Sponsor will relieve the Sponsor of its obligations under this Backstop Letter Agreement, and the Sponsor shall remain secondarily liable under this Backstop Letter Agreement for the obligations of the assignee or assignees hereunder.

6.             All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Sponsor:

MedTech Acquisition Sponsor LLC

48 Maple Avenue

Greenwich, Connecticut 06830

Attention: Christopher C. Dewey

Email: ccdewey@gmail.com

with a copy to (which shall not constitute notice):

Foley & Lardner LLP

100 N. Tampa Street, Suite 2700

Tampa, FL 33602

Attn: Kevin Shuler

Email: kshuler@foley.com

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If to MTAC:

MedTech Acquisition Corporation

48 Maple Avenue

Greenwich, Connecticut 06830

Attention: Christopher C. Dewey

Email: ccdewey@gmail.com

with a copy to (which shall not constitute notice):

Foley & Lardner LLP

100 N. Tampa Street, Suite 2700

Tampa, FL 33602

Attn: Kevin Shuler

Email: kshuler@foley.com

7.             Sections 12.06, 12.07, 12.11 and 12.12 of the Merger Agreement shall apply to this Agreement mutatis mutandis.

8.             If any provision of this Backstop Letter Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Backstop Letter Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

9.             Nothing expressed or implied in this Backstop Letter Agreement is intended or shall be construed to confer upon or give any Person, other than the parties and their respective heirs, successors and permitted assigns, any right or remedy under or by reason of this Backstop Letter Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Backstop Letter Agreement has been executed as of June 7, 2023.

MTAC:

MEDTECH ACQUISITION CORPORATION

By:	/s/ Christopher Dewey
	Name:	Christopher Dewey
	Title:	Chief Executive Officer

SPONSOR:

MEDTECH ACQUISITION SPONSOR LLC

By:	/s/ Christopher Dewey
	Name:	Christopher Dewey
	Title:	Managing Member

[Signature Page to Backstop Letter Agreement]

Exhibit A

Form of Subscription Agreement

SUBSCRIPTION AGREEMENT

MedTech Acquisition Corporation

48 Maple Avenue
Greenwich, CT 06830

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between MedTech Acquisition Corporation, a Delaware corporation (the “Company”) and TriSalus Life Sciences, Inc., a Delaware corporation (the “Target”), pursuant to that certain Agreement and Plan of Merger, dated as of November 11, 2022, as amended by that certain First Amendment to Agreement and Plan of Merger, dated April 4, 2023 and as further amended by that certain Second Amendment to Agreement and Plan of Merger, dated May 13, 2023 (as amended thereto and from time to time, the “Merger Agreement”), by and among, the Company, Target, MTAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), the Company is seeking commitments to purchase shares of the Company’s to-be-authorized class of preferred stock, par value $0.0001 per share (the “Preferred Stock”) that will be designated as “Series A Preferred Stock”, for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Preferred Shares (as defined below) being referred to herein as the “Purchase Price”), in a private placement to be conducted by the Company (the “Offering”).

The Company is entering into this subscription agreement (this “Subscription Agreement”) effective as of the date it executes a counterpart signature hereto. The Company is also entering into separate subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) in the Offering with certain other subscribers (the “Other Subscribers”), pursuant to which the Other Subscribers, severally and not jointly, have agreed to purchase shares of Preferred Stock (the “Preferred Shares”) on the closing date of the Transaction. In connection therewith, the undersigned subscriber (the “Subscriber”) and the Company agree as follows:

1.            Subscription. The Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to the Subscriber, upon payment of the Purchase Price, such number of Preferred Shares as is set forth on the signature page of this Subscription Agreement and at the Per Share Price and on the terms provided for herein (the “Subscription”). Upon issuance, each Preferred Share will be initially convertible into one (1) share (a “Conversion Share”, and together with the Preferred Shares, the “Company Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Preferred Stock shall have the rights, powers, preferences and privileges set forth in the Certificate of Designations (the “Certificate of Designations”) substantially in the form attached hereto as Exhibit A.

2.            Closing; Delivery of Shares. The closing of the sale of Preferred Shares contemplated hereby (the “Closing”, and the date that the Closing actually occurs, the “Closing Date”) is contingent upon the concurrent consummation of the Transaction (the “Transaction Closing”). The Closing shall occur on the date of, and immediately prior to and conditioned upon the effectiveness of the Transaction Closing. At least five (5) Business Days (as defined below) before the anticipated Closing Date, the Company shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (a) the anticipated Closing Date and (b) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days prior to the anticipated Closing Date as set forth in the Closing Notice, the Subscriber shall deliver the Purchase Price for the Preferred Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice (which account shall be segregated from other accounts maintained by the Company), such funds to be held by the Company in escrow until the Closing. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 3, the Company shall deliver to the Subscriber (i) at the Closing, the Preferred Shares in book entry form, free and clear of any restrictions (other than those arising under this Subscription Agreement or applicable securities laws) in the name of the Subscriber (or its nominee or custodian in accordance with its delivery instructions), and (ii) as promptly as practicable after the Closing, evidence from the Company’s transfer agent of the issuance to the Subscriber of the Preferred Shares on and as of the Closing Date. Promptly upon request and in any event no later than two (2) Business Days prior to the Closing, the Subscriber shall deliver all such other information as is reasonably requested in order for the Company to issue the Preferred Shares to the Subscriber, including, without limitation, the legal name of the person in whose name the Preferred Shares are to be issued (or the Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8, as applicable. In the event that the consummation of the Transaction does not occur within five (5) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and the Subscriber, the Company shall promptly (but in no event later than seven (7) Business Days after the anticipated Closing Date specified in the Closing Notice) return the entire Purchase Price so delivered by the Subscriber to the Company by wire transfer in immediately available funds to the account specified by the Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in Section 3 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 8 herein, the Subscriber shall remain obligated (A) to redeliver funds to the Company following the Company’s delivery to the Subscriber of a new Closing Notice in accordance with this Section 2 and (B) to consummate the Closing upon satisfaction of the conditions set forth in Section 3. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday or Sunday, or any other day on which banks located in New York, New York are required or authorized by law to be closed for business.

3.            Closing Conditions. In addition to the conditions set forth in Section 2:

(a)            General Conditions. The Closing is also subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i)            no suspension of the qualification of the Company’s Common Stock for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)            no applicable governmental authority shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

(iii)            the Common Stock to be issued in the Transaction shall have been approved for listing on the Nasdaq Capital Market (the “Trading Market”), subject to official notice of issuance, and a Listing of Additional Shares notification form shall have been filed for the Conversion Shares with the Trading Market; and

(iv)            all conditions precedent to the Transaction Closing set forth in the Merger Agreement, as it may be amended from time to time, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing), with the closing of the Transaction scheduled to occur substantially concurrently with the Closing.

(b)            Company Conditions. The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i)            all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement as of the Closing Date;

(ii)            the Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware; and

(iii)            the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

(c)            Subscriber Conditions. The obligations of the Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i)            all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement as of the Closing Date;

(ii)            the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing;

(iii)            the Company shall have filed the Certificate of Designations, substantially in the form attached hereto as Exhibit A, with the Secretary of State of the State of Delaware; and

(iv)            no amendment or modification of the Merger Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement.

4.            Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a)            Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)            Authorization; Enforcement. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)            Issuance. The Preferred Shares will, upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, be duly authorized, and when issued, sold and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, such Preferred Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation, as amended to date, the Acquiror Charter (as such term is defined in the Merger Agreement), the Certificate of Designations, the Company’s bylaws, or similar organization documents, as applicable and in each case as amended (together, the “Organizational Documents”). The Conversion Shares underlying the Preferred Shares will, upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, be duly authorized and, when issued and delivered to the Subscriber upon conversion pursuant to the Certificate of Designations, such Conversion Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Organizational Documents.

(d)            No Conflicts. The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Preferred Shares and the consummation of the transactions contemplated hereby, will be done in accordance with the Nasdaq marketplace rules, and (i) will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the Organizational Documents; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Preferred Shares or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement.

(e)            Filings, Consents and Approvals. Assuming the accuracy of the representations and warranties of the Subscriber in Section 5, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Preferred Shares), other than (i) any required filing of a Notice of Exempt Offering of Securities on Form D with U.S. Securities and Exchange Commission (the “Commission”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), (ii) the filing of the registration statement pursuant to Section 7 below, (iii) the filings required by applicable state or federal securities laws, (iv) any filings or notices required by Nasdaq, including with respect to obtaining stockholder approval, if applicable, (v) filings required to consummate the Transaction as contemplated by the Merger Agreement, (vi) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, and (vii) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)            Capitalization. As of the date of this Subscription Agreement, the authorized share capital of the Company consists of (i) 100,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), (ii) 10,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”) and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the date of this Subscription Agreement (iv) 1,953,442 shares of Class A Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (v) 6,250,000 shares of Class B Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, and (vi) 13,266,666 warrants, each exercisable to purchase one share of Class A Common Stock, are issued and outstanding. As of the date of this Subscription Agreement, there are no Preferred Shares issued and outstanding. In addition to the warrants that are currently outstanding, on May 24, 2022 the Company issued a convertible promissory note to Sponsor (as such term is defined in Section 3(j) below) in the principal amount of up to $1,500,000, all or a portion of which can be converted by Sponsor into additional warrants at a conversion price of $1.50 per warrant, with each such warrant entitling the holder thereof to purchase one share of Class A Common Stock. Upon the filing of the Acquiror Charter (as such term is defined in the Merger Agreement) with the Secretary of State of the State of Delaware, each share of Class A Common Stock and each share of Class B Common Stock shall automatically be reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock in accordance with such Acquiror Charter, and upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, the Company shall have authorized the Preferred Stock issuable hereunder. Except as set forth above and pursuant to the Other Subscription Agreements, or as otherwise set forth or otherwise described in the Merger Agreement (as may be amended from time to time) and the other agreements and arrangements referred to therein or in the SEC Reports (as defined below), and except as described below with respect to the Company’s arrangements with Magnetar Capital LLC (“Magnetar”) as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company shares of Common Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As set forth in the SEC Reports, the Company is also a party to that certain non-binding term sheet by and among Magnetar, the Company and Target, for the sale and issuance by the Company of up to $50,000,000 of 8.0% senior secured convertible notes to Magnetar concurrently with the closing of the Transaction (the “Magnetar Convertible Notes”), a copy of which was filed as an exhibit to the Current Report on Form 8-K that was filed by the Company on November 14, 2022. Such term sheet further provides that the Magnetar Convertible Notes would have a three-year maturity and would be convertible into shares of Common Stock at an initial conversion price of $10.00 per share, with conversion price resets and certain anti-dilution rights. Such term sheet further contemplates the grant to Magnetar of the option to purchase up to an additional $50,000,000 Magnetar Convertible Notes during the two-year period following the Closing Date (resulting in the potential issuance of up to $100,000,000 of such Magnetar Convertible Notes). There is no assurance, however, that the Company will issue and sell the Magnetar Convertible Notes on the terms set forth in the non-binding term sheet or at all, and neither the Closing nor the Transaction Closing is conditioned upon the consummation of the sale of Magnetar Convertible Notes or similar securities. The Company makes no representations or warranties as to the timing or likelihood that it will consummate the transactions contemplated by its term sheet with Magnetar. Except for Merger Sub, as of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. As of the date of this Subscription Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Merger Agreement (as it may be amended from time to time).

(g)            Registration of Common Stock. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Trading Market under the symbol “MTAC.” The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.

(h)            Regulatory Actions. Except for such matters as have not had and would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company.

(i)            Compliance. The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(j)            Broker Fees. The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. Other than compensation payable to Ceros Financial Service, Inc., as placement agent (the “Placement Agent”) (consisting of a cash fee of 10% of the gross proceeds raised from Subscribers (subject to certain exceptions) and an expense reimbursement), which such compensation is to be paid by MedTech Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”) on behalf of the Company, the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Subscriber in connection with the sale of any shares of Preferred Stock in the Offering.

(k)            Private Placement. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 5, in connection with the offer, sale and delivery of the Preferred Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Preferred Shares under the Securities Act. Neither the Company nor anyone acting on its behalf has, directly or indirectly, offered the Preferred Shares or any similar securities for sale to, or solicited any offer to buy the Preferred Shares or any similar securities from, or otherwise approached or negotiated in respect thereof with, any person other than the Subscriber, the Other Subscribers, and a limited number of other accredited investors, each of which has been offered the Preferred Shares at a private sale for investment. The Preferred Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(l)            SEC Reports; Financial Statements. The Company has filed all forms, reports, statements, schedules, proxies, registration statements and other documents required to be filed by the Company with the Commission prior to the date of this Subscription Agreement (the “SEC Reports”). As of their respective dates, all SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Subscriber via the Commission’s EDGAR system. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Reports that relates to (i) the topics referenced in the Commission’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” on April 12, 2021 or (ii) the classification of the Company’s common stock as permanent or temporary equity, or any subsequent guidance, statements or interpretations issued by the Commission or the staff of the Commission, including guidance, statements or interpretations relating to the foregoing or to other accounting matters, including matters relating to initial public offering securities or expenses (collectively, the “SEC Guidance”), and no correction, amendment or restatement of any of the Company’s SEC Reports due to the SEC Guidance shall be deemed to be a breach of any representation or warranty by the Company.

(m)            No Side Letters. Other than the Other Subscription Agreements, the Merger Agreement (as it may be amended from time to time), the Magnetar Convertible Notes as well as any definitive documents related to or entered into in connection with the convertible note financing contemplated by the Company’s term sheet with Magnetar, the Company has not entered into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Company through the Offering. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than the Subscriber hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement. All Other Subscribers are purchasing the Preferred Shares for the same Per Share Price.

(n)            No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber.

5.            Subscriber Representations, Warranties and Covenants. The Subscriber represents and warrants to the Company that:

(a)            Subscriber Status. At the time the Subscriber was offered the Preferred Shares, it was, and as of the date hereof, the Subscriber is (i) an “accredited investor” (within the meaning of Rule 501 of Regulation D under the Securities Act) (an “Accredited Investor”) or an “Institutional Account” (within the meaning of FINRA Rule 4512(c)) (an “Institutional Account”), as indicated in the questionnaire attached as Exhibit B hereto (an “Investor Questionnaire”), and (ii) is acquiring the Preferred Shares and the Conversion Shares underlying the Preferred Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber, if not an individual, is not an entity formed for the specific purpose of acquiring the Preferred Shares or the Conversion Shares.

(b)            Nature of Investment. The Subscriber understands that the Preferred Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that neither the Preferred Shares deliverable at the Closing, nor the Conversion Shares underlying the Preferred Shares deliverable at the Closing, have been registered under the Securities Act. The Subscriber understands that neither the Preferred Shares, nor the Conversion Shares underlying the Preferred Shares, may be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Preferred Shares delivered at the Closing and the Conversion Shares underlying such Preferred Shares shall contain a legend or restrictive notation to such effect, and as a result of such restrictions, the Subscriber may not be able to readily resell the Preferred Shares or the Conversion Shares underlying the Preferred Shares, and may be required to bear the financial risk of an investment in the Preferred Shares or the Conversion Shares underlying the Preferred Shares for an indefinite period of time. The Subscriber acknowledges and agrees that neither the Preferred Shares nor the Conversion Shares underlying the Preferred Shares will be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), until at least one year following the Company’s filing of certain required information with the Commission after the Closing Date. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Preferred Shares or the Conversion Shares underlying the Preferred Shares. The Subscriber acknowledges and agrees that the effectiveness of the registration statement registering the resale of the Conversion Shares underlying the Preferred Shares pursuant to Section 7 is not a condition to the Closing of this Offering.

(c)            Reliance on Exemptions. The Subscriber understands that the Preferred Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Preferred Shares as well as the Conversion Shares underlying the Preferred Shares.

(d)            Authorization and Enforcement. The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any federal or state statute, rule or regulation applicable to the Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and, if the Subscriber is not an individual, will not violate any provisions of the Subscriber’s charter documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity. If the Subscriber is not an individual, the Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. At the Closing, the Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(e)            Other Representations. The Subscriber understands and agrees that the Subscriber is purchasing the Preferred Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Company, or any of its officers or directors, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement) or by implication.

(f)            Tax Treatment. The Subscriber’s acquisition and holding of the Preferred Shares, as well as any Conversion Shares underlying the Preferred Shares, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(g)            Receipt of Disclosure. The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Preferred Shares and the Conversion Shares underlying the Preferred Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Offering and the merits and risks of investing in the Preferred Shares and the Conversion Shares underlying the Preferred Shares; (ii) access to information about the Company and the Target and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, including without limitation, risk factors relating to the Offering, the Company and the Target delivered by the Company to the Subscriber (the “Risk Factors”); and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Except for the representations, warranties and agreements of the Company expressly set forth in this Subscription Agreement, the Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Preferred Shares, the Conversion Shares underlying the Preferred Shares, and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company and the Target, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(h)            No General Solicitation. The Subscriber became aware of this Offering of the Preferred Shares solely by means of direct contact between the Subscriber and the Company, the Placement Agent or a representative of the Company or the Placement Agent, and the Preferred Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company, the Placement Agent or a representative of the Company or the Placement Agent. If the Subscriber is a client of the Placement Agent, the Subscriber affirms and acknowledges that the Subscriber has had a pre-existing, substantive relationship with the Placement Agent since on or before November 13, 2022; if the Subscriber is not a client of the Placement Agent, the Subscriber affirms and acknowledges that the Subscriber has had, since on or before November 13, 2022, a pre-existing, substantive relationship with the Company, the Sponsor and/or the individual members of the Sponsor. The Subscriber acknowledges that the Preferred Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i)            Investment Risks. The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Preferred Shares and the Conversion Shares underlying such Preferred Shares, including those set forth in the SEC Reports and in the Risk Factors. The Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Preferred Shares and the Conversion Shares underlying such Preferred Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision. Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Preferred Shares and the Conversion Shares underlying such Preferred Shares and determined that the Preferred Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(j)            Compliance. The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Preferred Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Company’s reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

(k)            OFAC/Patriot Act. The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(l)            No Reliance on Placement Agent; Acknowledgment of Conflicts. In making its decision to purchase the Preferred Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber and the representations and warranties of the Company set forth herein. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Placement Agent or anyone other than the Company concerning the Company, Target or the Preferred Shares or the offer and sale of the Preferred Shares. The Subscriber acknowledges and agrees that no disclosure or offering document has been prepared by the Placement Agent specifically for the offer and sale of the Preferred Shares. The Placement Agent and its members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the Preferred Shares and the Conversion Shares underlying such Preferred Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company. In connection with the issue and purchase of the Preferred Shares, the Placement Agent has not made any recommendations regarding an investment in the Company or the Preferred Shares or acted as the Subscriber’s financial advisor or fiduciary. The Subscriber hereby further acknowledges and affirms his, her or its understanding that Christopher Dewey, the Chief Executive Officer of the Company and a Managing Member of the Sponsor, is also a managing director and indirect minority owner of the Placement Agent, and that the matters described in any Subscription Agreement and the fees in connection therewith may give rise to potential conflicts of interest or the appearance thereof. The Subscriber consents to (and agrees, to the extent applicable and permitted by applicable law, on behalf of itself and its equity holders, to waive any claims the Subscriber or its equity holders may have based on any actual or potential conflicts of interest that may arise or result from) the Placement Agent acting as placement agent to the Company and receiving any compensation in connection with, any of the activities described in any Subscription Agreement. The Subscriber acknowledges that the Placement Agent does not assume any responsibility for independent verification of, or the accuracy or completeness of, any information or projections provided to the Subscriber hereunder.

(m)            No Broker. No broker or finder has acted on behalf of the Subscriber in connection with the sale of the Preferred Shares pursuant to this Subscription Agreement in such a way as to create any liability on the Company.

(n)            No Short Sales. The Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Subscriber, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of the Company from the date hereof until the Closing or the earlier termination of this Subscription Agreement in accordance with its terms (other than pledges in the ordinary course of business as part of prime brokerage arrangements). “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(o)            No Status as a Group Member. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the Subscriber with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, the Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(p)            Future Information. The Subscriber acknowledges that (i) the Company and Target and any of their respective affiliates, control persons, officers, directors, employees, agents or representatives currently may have, and later may come into possession of, information regarding the Company and Target that is not known to the Subscriber and that may be material to a decision to purchase the Preferred Shares, (ii) the Subscriber has determined to purchase the Preferred Shares notwithstanding its lack of knowledge of such information, and (iii) none of the Company or Target or any of their respective affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to the Subscriber, and the Subscriber hereby, to the extent permitted by law, on behalf of itself and its equity holders, waives and releases any claims it may have against the Company, Target and their respective affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

(q)            Diligence Disclaimer. Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Preferred Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(r)            Residency. Such Subscriber’s residence (if an individual) or offices in which its investment decision with respect to the Preferred Shares was made (if an entity) are located at the address immediately below such Subscriber’s name on its signature page hereto.

6.            Additional Covenants.

(a)            Transfer Restrictions.

(i)            The Company Shares (as well as any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations) may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws. In connection with any transfer of the Company Shares (as well as any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations), other than a transfer pursuant to (A) an effective registration statement, (B) Rule 144 under the Securities Act or (C) any transfer for which the Company’s transfer agent will not require an opinion, the Company shall require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred shares under the Securities Act and any other documentation reasonably requested by the Company or the Company’s transfer agent; provided that as a condition of any such transfer other than (A), (B) or (C) above, such transferee shall agree in writing to be bound by the terms of this Subscription Agreement (including a representation pursuant to Exhibit B of this Subscription Agreement that such transferee is an “accredited investor” (as defined in Rule 501(a) under the Securities Act)); provided, further, that any transfer pursuant to (A), (B) or (C) above is subject to receipt by the Company of a representation letter or other documentation reasonably requested by the Company or the Company’s transfer agent. The Subscriber shall be permitted to transfer the Company Shares (as well as any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations) to the Company.

(ii)            The Company acknowledges and agrees that the Subscriber may from time to time pledge pursuant to a bona fide margin agreement with a broker-dealer registered under the Exchange Act, or grant a security interest in some or all of the Company Shares (as well as any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations) to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Subscriber may transfer such pledged or secured shares to the pledgees or secured parties; provided that, any such Company Shares (as well as any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations) to be transferred shall be required to include any applicable legends, including the legend contemplated by Section 6(a)(iii) herein, and if required by its Transfer Agent, be in physical certificated form; provided, further, that in no event shall the Company be required to, or be required to instruct the Transfer Agent to, deliver Company Shares (or any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations) to such pledgee or secured parties without legends if such legends are required as determined by the Company in consultation with its counsel. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; further, no notice shall be required of such pledge; provided that the Subscriber and its pledgee shall be required to comply with other provisions of Section 6 hereof in order to effect a sale, transfer or assignment of the Company Shares (as well as any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations) to such pledgee. In addition, the Subscriber shall be permitted to transfer the Company Shares (as well as any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations) to one or more affiliates of the Subscriber, provided that, any such affiliate transferee of such Subscriber shall agree in writing to be bound by the terms of this Subscription Agreement (including a representation pursuant to Exhibit B of this Subscription Agreement that such transferee is an “accredited investor” (as defined in Rule 501(a) under the Securities Act); provided, that, any such transfer is conditioned upon the receipt from the Subscriber or such affiliate transferee of any documentation reasonably requested by the Company or the Company’s transfer agent.

(iii)            The Subscriber agrees to the imprinting, so long as is required by this Subscription Agreement, of a legend on any of the Company Shares (as well as any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations), and after the consummation of the Transaction, the Company Shares (as well as any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations), in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.

(iv)            The Subscriber agrees with the Company that the Subscriber will sell any Company Shares (as well as any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations) pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Company Shares (or any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations) are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Company Shares (as well as any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations), and after the consummation of the Transaction, the Company Shares (as well as any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations), as set forth in this Section 6 is predicated upon the Company’s reliance upon this understanding.

(v)            Subscriber acknowledges and agrees that it does not currently have, and it will not before Closing enter into, any binding commitment to transfer any of the Company Shares or any of its rights or obligations under this Subscription Agreement.

(b)            Public Disclosure. The Company shall by 5:30pm ET on the fourth (4th) Business Day following the date on which the Company accepts and countersigns this Subscription Agreement (the “Disclosure Time”), file a Current Report on Form 8-K with the Commission (the “Disclosure Document”) disclosing all material terms of this Subscription Agreement and the transactions contemplated hereby, and any other material, nonpublic information that the Company has provided to the Subscriber or any of the Subscriber’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Disclosure Document and including as exhibits to the Disclosure Document, the form of this Subscription Agreement (in each case, without redaction). Upon the issuance of such Disclosure Document, to the Company’s knowledge, the Subscriber and Subscriber’s affiliates, attorneys, agents and representatives shall not be in possession of any material, non-public information received from the Company or any of its affiliates, officers, directors, or employees or agents, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company or any of its respective affiliates. Notwithstanding the foregoing, no party shall publicly disclose the name of any other party, or include the name of any other party in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the party being disclosed, except (a) as required by federal securities law in connection with any registration statement contemplated by Section 7 and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case prior notice of such disclosure permitted under this clause (b) shall be made to the other party. The Subscriber will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission).

(c)            Certain Transactions and Confidentiality. The Subscriber covenants that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it will (i) execute any purchases or sales of any of the Company’s securities or (ii) will engage in any Short Sales with respect to securities of the Company; in each instance during the period commencing at the time that the Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Disclosure Document as described in Section 6(b).  The Subscriber covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Disclosure Document as described in Section 6(b), the Subscriber will maintain the confidentiality of the existence and terms of this transaction.

(d)            Subscriber Undertaking. The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Preferred Shares, and the Subscriber shall provide such information to the Company upon such request to the extent readily available and to the extent consistent with the Subscriber’s internal policies and procedures, and provided that the Company agrees to keep confidential any such information provided by the Subscriber.

7.            Registration of Shares.

(a)            The Company agrees that, within thirty (30) calendar days following the Closing Date, the Company will submit to or file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Conversion Shares underlying the Preferred Shares and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (1) ninety (90) calendar days following the Closing Date (or one hundred twenty (120) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided by, the Commission) and (2) the tenth (10th) calendar day after the date the Company is notified orally or in writing by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of clauses (1) or (2), the “Effectiveness Deadline”); provided, however, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remains closed. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Subscriber for review at least two (2) Business Days in advance of the filing of the Registration Statement. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the Commission or another regulatory agency; provided, however, that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Conversion Shares underlying the Preferred Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Conversion Shares underlying the Preferred Shares which is equal to the maximum number of Conversion Shares underlying the Preferred Shares as is permitted by the Commission. In such event, the number of Conversion Shares underlying the Preferred Shares, or other shares to be registered for each selling stockholder named in the Registration Statement, shall be reduced pro rata among all such selling stockholders. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to each Subscriber until the earliest to occur of (i) two (2) years from the effective date of such Registration Statement, (ii) the date on which Subscriber ceases to hold any Company Shares issued pursuant to this Subscription Agreement and covered by such Registration Statement and (iii) the first date on which such Subscriber can sell all of its Conversion Shares underlying the Preferred Shares issued pursuant to this Subscription Agreement (or securities received in exchange therefor) and covered by such Registration Statement under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i), (ii) and (iii), the “End Date”). Prior to the End Date, the Company will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. The Company will use its commercially reasonable efforts to (x) deliver all the necessary documentation to cause the Company’s transfer agent to remove all restrictive legends from any Registrable Securities (as defined below) being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Registrable Securities, and (y) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (x) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel. The Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, reasonably necessary to enable Holder to resell Registrable Securities pursuant to the Registration Statement or Rule 144 (when Rule 144 becomes available to the Subscribers), as applicable, and update or amend the Registration Statement as necessary to include Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Conversion Shares underlying the Preferred Shares, any shares of Common Stock that may be issued as a dividend on the Holder’s Preferred Shares in accordance with the Certificate of Designations, and any other equity security issued or issuable with respect to the Conversion Shares underlying the Preferred Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Registrable Securities at the earliest of (A) three (3) years from the date of original issuance, (B) the date all Conversion Shares underlying the Preferred Shares held by a Holder may be sold by such Holder without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (B) the date on which such securities have actually been sold by a Holder or such Holder otherwise ceases to hold such securities, or (C) when such securities shall have ceased to be outstanding. “Holder” shall mean the Subscriber or any affiliate of the Subscriber to which the rights under this Section 7 shall have been assigned in accordance with the terms and conditions of this Agreement (and any such affiliates, also a “Subscriber” hereunder). The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the securities of the Company held by the Subscriber to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above. The Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company a completed selling stockholder questionnaire in customary form that contains such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations provided that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Conversion Shares underlying the Preferred Shares. The Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Registrable Securities. Notwithstanding anything to the contrary in this Subscription Agreement, the Company may delay filing, postpone effectiveness or suspend the use of the Registration Statement if (A) it determines that, in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, (B) such filing, effectiveness or use would reasonably be expected to materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that would reasonably be expected to materially adversely affect or be seriously detrimental the Company or require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or any other material non-public information, (C) it so determines during any customary blackout or similar period or as permitted hereunder, (D) the majority of the board determines to delay the filing or initial effectiveness of, or suspend use of, such Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance or future Commission guidance directed at special purpose acquisition companies, or any related disclosure or related matters, or (E) necessary in connection with the preparation and filing of a post-effective amendment to such Registration Statement following the filing of the Company’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of such Registration Statement (each such circumstance, a “Suspension Event”); provided, that, (i) the Company shall not so delay filing, postpone effectiveness, or suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (ii) the Company shall use commercially reasonable efforts to make the Registration Statement available for the sale by the Subscriber of its Registrable Securities as soon as practicable thereafter. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose, (ii) any Suspension Event during the period that the Registration Statement is effective or (iii) if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (I) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until the Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (the “Subscriber Suspension Obligations”), and (II) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering such Registrable Securities shall not apply (X) to the extent the Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (Y) to copies stored electronically on archival servers as a result of automatic data back-up. For as long as the Subscriber holds Registrable Securities, the Company shall use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied. At its expense, the Company shall advise the Subscriber within two (2) business days: (i) when the Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information relating to the Registration Statement or the prospectus; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(b)            The Company shall indemnify and hold harmless the Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents and employees of the Subscriber, each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus included in the Registration Statement, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein or that the Subscriber has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by the Subscriber in violation of the Subscriber Suspension Obligations. The Company shall notify the Subscriber promptly of the institution, threat in writing or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Company Shares by the Subscriber. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

(c)            The Subscriber shall, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, the Subscriber indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Subscriber (which consent shall not be unreasonably withheld or delayed).

(d)            Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(e)            The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(f)            If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses with respect to which such indemnified party is entitled to indemnification hereunder, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, the liability of the Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(f) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

8.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, with the prior written consent of the Target not to be unreasonably withheld, delayed or conditioned (which the parties hereto expressly acknowledge and agree, is an express third-party beneficiary of this Section 8(a)); (b) such date and time as the Merger Agreement is terminated in accordance with its terms; or (c) September 22, 2023 (other than as a result of a breach by the Subscriber of its obligations hereunder); provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement and (ii) the provisions of Sections 9 through 11 will survive any termination of this Subscription Agreement and continue indefinitely.

9.            Trust Account Waiver. The Subscriber hereby represents and warrants that it has read the SEC Reports, including the final prospectus of the Company, dated as of December 17, 2020 and filed with the Commission (File Nos. 333-251037 and 333-251451), and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including overallotment shares acquired by the Company’s underwriters, the “Public Stockholders”). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subscriber hereby agrees that notwithstanding anything to the contrary contained in this Subscription Agreement, the Subscriber does not now and shall not at any time hereafter have, and waives any and all right, title and interest, or any claims of any kind it has or may have in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Company Shares, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to Public Stockholders (“Public Distributions”)), and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account or Public Distributions as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Company Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Subscriber commences any action or proceeding based upon, in connection with, as a result of or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Company Shares, which proceeding seeks, in whole or in part, monetary relief against the Company or its representatives, the Subscriber hereby acknowledges and agrees that the Subscriber’s sole remedy shall be against funds held outside of the Trust Account (other than Public Distributions) and that such claim shall not permit the Subscriber (or any person claiming on its behalf or in lieu of any of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding anything else in this Section 9 to the contrary, nothing herein shall be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of Common Stock acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

10.            Miscellaneous.

(a)            Transferability. Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Company Shares acquired hereunder, if any, subject to applicable securities laws and the rights set forth in Section 7) may be transferred or assigned by the Subscriber without the prior written consent of the Company, and any purported transfer or assignment without such consent shall be null and void ab initio. Notwithstanding the foregoing, prior to the Closing the Subscriber may assign all of its rights and obligations under this Subscription Agreement to an affiliate of the Subscriber, or to any fund or account managed by the same investment manager as the Subscriber, that is an Accredited Investor or an Institutional Account, so long as the Subscriber provides the Company with at least five (5) Business Days’ prior written notice of such assignment and a completed Investor Questionnaire duly executed by such assignee; provided, further that (i) such assignee will be deemed to have made to the Company each of the representations, warranties and covenants of the Subscriber set forth in Section 5 as of the date of such assignment and as of the Closing Date, and (ii) no such assignment by the Subscriber will relieve the Subscriber of its obligations under this Subscription Agreement, and the Subscriber will remain secondarily liable under this Subscription Agreement for the obligations of the assignee hereunder.

(b)            Company Reliance. The Subscriber acknowledges that the Company, the Placement Agent, the Target and others will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement, provided, however, that the Closing may only be enforced against the Subscriber by the Company. Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect.

(c)            Survival. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(d)            Amendments and Waivers. This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or waiver is sought. Section 4, Section 5, this Section 10(d), Section 10(n) and Section 11 of this Subscription Agreement may not be amended, modified, terminated or waived in any manner that is material and adverse to the Placement Agent without the written consent of the Placement Agent.

(e)            Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and the Subscriber in connection with the Offering).

(f)            Successors and Assigns. This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto, the Target, solely as an express third-party beneficiary of Section 8(a) and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g)            Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(h)            Counterparts. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(i)            Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (ii) not to assert that a remedy of specific enforcement pursuant to this Section 10(i) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(j)            JURY TRIAL. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(k)            Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by email, with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the addresses set forth on the applicable signature pages hereto.

(l)            Headings and Certain Defined Terms. The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (x) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; (y) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise); and (z) “representative” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives.

(m)            Further Assurances. At Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

(n)            Third-Party Beneficiary. The parties hereto agree that the Placement Agent is an express third-party beneficiary of the representations, warranties and covenants of the Company contained in Section 4, the representations, warranties and convents of the Subscriber contained in Section 5, and its express rights set forth in Section 10(f) and this Section 10(n). The parties further agree that the Target is an express third-party beneficiary of the provisions of Section 8(a).

(o)            Share Adjustment. If any change in the number, type or classes of authorized shares of the Company (including the Company Shares), other than as contemplated by the Merger Agreement (as may be amended from time to time) or any agreement contemplated by the Transaction, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Preferred Shares issued to the Subscriber shall be appropriately adjusted to reflect such change.

11.            Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Company. The Subscriber agrees that neither (i) any Other Subscriber pursuant to the Other Subscription Agreements (including the controlling persons, members, officers, directors, partners, agents, or employees of any such Other Subscriber) nor (ii) the Placement Agent, its affiliates or any of its affiliates’ control persons, officers, directors, employees or other representatives, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Preferred Shares. The Subscriber acknowledges that neither the Placement Agent nor its representatives: (a) shall be liable to the Subscriber for any improper payment made in accordance with the information provided by the Company; (b) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Subscription Agreement or the Merger Agreement (together with any related documents, the “Transaction Documents”); or (c) shall be liable to the Subscriber (whether in tort, contract or otherwise) (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Subscription Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement or any Transaction Document, except for their gross negligence, willful misconduct or bad faith.

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the below date on which the Subscription is accepted by the Company:

MEDTECH ACQUISITION CORPORATION

By:
Name: David Matlin
Title: Chief Financial Officer
Date:

Address for Notice:

48 Maple Avenue

Greenwich, CT 06830
Attn: David Matlin
Email: matlin@mpasset.com

with a copy (which will not constitute notice) to:

Foley & Lardner LLP
100 N. Tampa Street, Suite 2700

Tampa, FL 33602

Attn: Kevin M. Shuler

Email: kshuler@foley.com

Cooley LLP

10265 Science Center Dr.

San Diego, California 92121

Attn: Matthew Browne

Email: mbrowne@cooley.com

{SUBSCRIBER SIGNATURE PAGE TO THE MTAC SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has personally executed this Subscription Agreement, or otherwise caused this Subscription Agreement to be duly executed by its authorized signatory, as of the date forth below.

Name(s) of Subscriber:

Signature of Subscriber or Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Subscriber:

Address for Delivery of Preferred Shares to Subscriber (if not same as address for notice):

Subscription Amount: $__________________

Number of Preferred Shares:

Date:

EIN Number:

Exhibit A

Certificate of Designations

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF TRISALUS LIFE SCIENCES, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of TriSalus Life Sciences, Inc., a Delaware corporation (the “Corporation”), by the Second Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors has by resolution duly provided for the issuance of and created a series of preferred stock of the Corporation, par value $0.0001 per share, and in order to fix the designation and amount and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such series of preferred stock, has duly adopted resolutions setting forth such rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of such series of preferred stock as set forth in this Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (this “Certificate of Designations”). This Certificate of Designations will be effective as of [●], 2023.

Section 1. Number of Shares and Designation. [●] shares of preferred stock of the Corporation shall constitute a series of preferred stock designated as Series A Convertible Preferred Stock (the “Preferred Stock”). The number of shares of Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued preferred stock) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase with the Secretary of State of the State of Delaware.

Section 2. Rank. Each share of Preferred Stock shall rank equally in all respects and shall be subject to the provisions herein. The Preferred Stock shall, with respect to payment of dividends, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior to the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), and any other class or series of equity securities of the Corporation, hereafter created, that by its terms does not expressly rank senior to, or on parity with, the Preferred Stock as to payment of dividends or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (all of such equity securities, including the Common Stock, are collectively referred to herein as “Junior Securities”), (ii) rank junior to any class or series of equity securities of the Corporation, hereafter created without violation of this Certificate of Designations, that by its terms expressly ranks senior to the Preferred Stock as to payment of dividends or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (all of such equity securities are collectively referred to herein as “Senior Securities”), and (iii) rank on parity with any class or series of equity securities of the Corporation, hereafter created without violation of this Certificate of Designations, that expressly provides that it ranks pari passu with the Preferred Stock as to payment of dividends or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as “Parity Securities”). The respective definitions of Junior Securities, Senior Securities and Parity Securities shall also include any securities, rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Senior Securities or Parity Securities, as the case may be.

Section 3. Definitions.

(a) As used herein, the following terms shall have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

“10-Day VWAP” means the average of the daily VWAP of the Common Stock for each Trading Day in the ten (10)-Trading Day period immediately prior to, but excluding, the applicable determination date.

“Accrued Dividend Fundamental Transaction Shares” has the meaning set forth in Section 7(g)(i).

“Accrued Dividends” means, as of any date, with respect to any share of Preferred Stock, all dividends that have accrued pursuant to Section 4(a)(ii) but that have not been paid as of such date.

“Actual Dividend PIK Payment Shares” has the meaning set forth in Section 4(a)(iii).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

“Alternate Consideration” has the meaning set forth in Section 7(g).

“Annual Dividend Payment Date” means [●]1 of each year (each, an “Anniversary Date”), commencing on the first Anniversary Date immediately following the Original Issuance Date; provided, that if any such Anniversary Date is not a Business Day then the “Annual Dividend Payment Date” shall be the next Business Day immediately following such Anniversary Date.

“Annual Dividend Payment Record Date” has the meaning set forth in Section 4(a)(iv).

“Annual Dividends” has the meaning set forth in Section 4(a)(ii).

“Beneficially Own” and “Beneficial Ownership” has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Capital Stock shall be calculated in accordance with the provisions of such rule, but without taking into account any contractual restrictions or limitations on voting or other rights; provided, however, that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities.

“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors for the purposes in question.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks are generally required or authorized by law to be closed in New York City, New York.

“Buy-In” has the meaning set forth in Section 6(b)(vi).

“By-laws” means the Amended and Restated By-Laws of the Corporation, as amended from time to time.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Certificate of Designations” has the meaning set forth in the preamble.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” has the meaning set forth in Section 2.

“Common Stock Dividend Record Date” has the meaning set forth in Section 4(a)(iv).

1 NTD: To include anniversary of closing date (MM/DD).

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Conversion Date” has the meaning set forth in Section 6(b)(iii).

“Conversion Notice” has the meaning set forth in Section 6(b)(i).

“Conversion Price” means, as of any date, the Initial Conversion Price, as adjusted pursuant to Section 7.

“Conversion Right” has the meaning set forth in Section 6(a)(i).

“Convertible Securities” means indebtedness or shares of Capital Stock convertible into or exchangeable for Common Stock.

“Corporation” has the meaning set forth in the preamble.

“DGCL” has the meaning set forth in the preamble.

“Dividend PIK Amount” has the meaning set forth in Section 4(a)(iii).

“Dividend Rate” has the meaning set forth in Section 4(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Ex-Date” means, when used with respect to any distribution, the first date on which the Common Stock or other securities in question do not have the right to receive the distribution giving rise to an adjustment to the Conversion Price.

“Floor Price” means an amount equal to [●]2.

“Fundamental Transaction” means, at any time while the Preferred Stock is outstanding, any transaction whereby:

(i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which the Common Stock will be converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;

(ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition (including in connection with any Liquidation) of all or substantially all of its assets in one or a series of related transactions;

(iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock;

2 NTD: This will be equal to the greater of (i) $2.00 or (ii) twenty percent (20%) of the highest Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) calculation made with respect to MTAC’s Class A Common Stock, as determined based on the respective dates that Subscription Agreement(s) are executed and delivered by MTAC (if such agreements are executed on different dates).

(iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property; or

(v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Fundamental Transaction Date” has the meaning set forth in Section 7(g).

“Holder” means, at any time, any Person in whose name shares of Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of such shares of Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Initial Conversion Price” means with respect to each share of Preferred Stock, $10.00 per share.

“Issuance Date” means, with respect to a share of Preferred Stock, the date of issuance of such share of Preferred Stock.

“Junior Securities” has the meaning set forth in Section 2.

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

“Liquidation Preference” means, with respect to each share of Preferred Stock, $10.00 per share, as adjusted for any stock dividend, stock split, reverse stock split, combination or similar event affecting the Preferred Stock.

“NASDAQ” means The Nasdaq Stock Market LLC (or its successor).

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Original Issuance Date” means [●], 2023.

“Parity Securities” has the meaning set forth in Section 2.

“Participating Dividends” has the meaning set forth in Section 4(a)(i).

“Payment Period” means, with respect to a share of Preferred Stock, the period beginning on the day after the preceding Annual Dividend Payment Date (or if no Annual Dividend Payment Date has occurred since the Issuance Date of such share of Preferred Stock, the Issuance Date) to and including the next Annual Dividend Payment Date; provided that, for the purpose of determining the amount of Accrued Dividends for any Payment Period, the Payment Period shall be calculated based on the actual number of days elapsed during such Payment Period on either an actual 365-or 366-day year, as applicable.

“Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Preferred Stock” has the meaning set forth in Section 1.

“Register” means the securities register maintained in respect of the Preferred Stock by the Transfer Agent.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Securities” has the meaning set forth in Section 2.

“Share Delivery Date” has the meaning set forth in Section 6(b)(ii).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). For the purposes hereof, the term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Threshold Amount” means 19.90% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to an applicable Conversion Notice.

“Trading Day” means a day on which the NASDAQ is open for the transaction of business.

“Transfer Agent” means, Continental Stock Transfer & Trust Company, the current transfer agent of the Corporation, with a mailing address of 1 State Street 30th Floor, New York, NY 10004 and an email address of cstmail@continentalstock.com and any successor transfer agent of the Corporation.

“VWAP” means, for any date, if the Common Stock is then listed or quoted on the NASDAQ (or its successor) or another U.S. national securities exchange, the per share daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the NASDAQ (or its successor) or another U.S. national securities exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or if such volume weighted average price is unavailable, the market price of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm retained for this purpose by the Corporation).

(b) In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii) the word “including” shall be deemed to be followed by the words “without limitation”;

(iii) references to “$” or “dollars” means the lawful coin or currency the United States of America; and

(iv) references to “Section” are references to Sections of this Certificate of Designations.

Section 4. Dividends.

(a) Holders of the issued and outstanding shares of Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for the payment of dividends, dividends on the terms described below:

(i) Holders of shares of Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the shares of Common Stock (other than dividends paid in the form of Common Stock, Convertible Securities or Options) as if immediately prior to each Common Stock Dividend Record Date, all shares of Preferred Stock then outstanding were converted into shares of Common Stock. Dividends payable pursuant to this Section 4(a)(i) (the “Participating Dividends”) shall be payable on the same date that such dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(a)(i) are paid at the same time to the Holders of the Preferred Stock.

(ii) In addition to any dividends pursuant to Section 4(a)(i), the Corporation shall pay, subject to Section 4(c), if, as and when declared by the Board of Directors, out of funds of the Corporation legally available therefor, on each Annual Dividend Payment Date for the applicable Payment Period or Payment Periods dividends on each outstanding share of Preferred Stock (the “Annual Dividends”) at a rate per annum (calculated on the basis of an actual 365- or 366-day year, as applicable) equal to 8.00% of the Liquidation Preference per share of Preferred Stock (the “Dividend Rate”), payable in accordance with Section 4(a)(iii) below. Subject to Section 4(c), Annual Dividends shall accrue and accumulate on a daily basis from the Issuance Date of such share, whether or not declared and whether or not the Corporation has funds legally available for the payment of such dividends and shall be payable annually in arrears, if, as and when so authorized and declared by the Board of Directors, on each Annual Dividend Payment Date, commencing on the first Annual Dividend Payment Date following the Issuance Date of such share. Accrued Dividends, to the extent unpaid, shall in all cases be payable upon a Liquidation pursuant to Section 5, upon a conversion of the Preferred Stock following a Fundamental Transaction pursuant to Section 7(g)(i), or upon any conversion of the Preferred Stock pursuant to Section 6(a)(i) or Section 6(a)(ii). Annual Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $0.005 being rounded upward).

(iii) The Annual Dividends may, at the option of the Corporation in its sole discretion, be paid (A) in cash, (B) by delivery of shares of Common Stock, or (C) by delivery of any combination of cash and shares of Common Stock; provided that, if the Corporation elects to pay all or any part of the total amount of an Annual Dividend in shares of Common Stock (such amount with respect to any Annual Dividend Payment Date, the “Dividend PIK Amount”), the number of shares of Common Stock to be delivered shall be determined by dividing the Dividend PIK Amount by the 10-Day VWAP with respect to such Annual Dividend Payment Date; provided that, where the Corporation has determined in its sole discretion to pay a Dividend PIK Amount, if the 10-Day VWAP with respect to such Annual Dividend Payment Date is less than the Floor Price, (A) the number of shares of Common Stock that are permitted to be delivered in partial payment of the Dividend PIK Amount (the “Actual Dividend PIK Payment Shares”) shall be calculated by dividing (v) the Dividend PIK Amount by (w) the Floor Price and (B) the portion of the Annual Dividend that is not paid by delivery of the Actual Dividend PIK Payment Shares shall be payable in cash, which amount shall be calculated as (x) the total Dividend PIK Amount less (y)(i) the product of the Actual Dividend PIK Payment Shares multiplied by (ii) the 10-Day VWAP.

(iv) Each Participating Dividend or Annual Dividend shall be paid pro rata to the Holders of shares of Preferred Stock entitled thereto. Each Participating Dividend or Annual Dividend shall be payable to the Holders of Preferred Stock as they appear on the Register at the Close of Business on the record date designated by the Board of Directors for such dividends, which (i) with respect to Participating Dividends, shall be the same day as the record date for the payment of dividends to the holders of shares of Common Stock (the “Common Stock Dividend Record Date”), and (ii) with respect to Annual Dividends, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Annual Dividend Payment Date (such date, an “Annual Dividend Payment Record Date”).

(b) Without the consent of the Holders representing at least a majority of the then-issued and outstanding shares of Preferred Stock, the Corporation shall not (i) declare, pay or set aside for payment any dividends or distributions upon any Junior Securities or (ii) repurchase, redeem or otherwise acquire any Junior Securities (other than repurchases, redemptions or acquisitions of shares of Junior Securities with respect to equity awards (including in connection with “cashless” or “net” exercises of Options, payment of the exercise or purchase price of Options, or to satisfy tax withholding obligations due as a result of the exercise of Options or delivery of equity awards) under any equity incentive plan or similar arrangements of the Corporation or its Subsidiaries) for any consideration or pay any moneys or make available for a sinking fund for the redemption of any shares of such Junior Securities, unless, in each case, (A) immediately before and after the taking of such action, the fair value of the Corporation’s assets would exceed the sum of its debts (including for this purpose the aggregate Liquidation Preference and the aggregate Accrued Dividends of the Preferred Stock), (B) immediately after the taking of such action, the Corporation, in its good faith judgment, would be able to pay all of its debts (including the aggregate Liquidation Preference and the aggregate Accrued Dividends of the Preferred Stock) as they are reasonably expected to come due and (C) such action is otherwise in compliance with applicable law.

(c) If the Fundamental Transaction Date or Conversion Date of any share of Preferred Stock is after an Annual Dividend Payment Record Date for a declared Annual Dividend on the Preferred Stock but occurs on or prior to the next Annual Dividend Payment Date, then the Holder of such share at the Close of Business on such Annual Dividend Payment Record Date will be entitled, notwithstanding the related Fundamental Transaction or conversion, as applicable, to receive, on or, at the Corporation’s election, before such Annual Dividend Payment Date, such declared Annual Dividend on such share. Except as provided in this Section 4(c), Annual Dividends on any share of Preferred Stock will cease to accumulate from and after the Fundamental Transaction Date or Conversion Date, as applicable.

Section 5. Liquidation Rights.

(a) In the event of any Liquidation, each Holder shall be entitled to receive liquidating distributions out of the assets of the Corporation legally available for distribution to stockholders of the Corporation, before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities, including the Common Stock, for such Holder’s shares of Preferred Stock in an amount equal to the greater of (i) the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends of such shares as of the date of the Liquidation, and (ii) the amount such Holder would have received had such shares of Preferred Stock, immediately prior to such Liquidation, been converted into shares of Common Stock pursuant to Section 6, without regard to any of the limitations on conversion or convertibility contained therein.

(b) In the event the assets of the Corporation available for distribution to stockholders of the Corporation upon a Liquidation shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of Preferred Stock pursuant to Section 5(a), such assets, or the proceeds thereof, shall be distributed among the Holders ratably in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation.

(c) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets, capital stock or business of the Corporation (other than in connection with the liquidation, dissolution or winding up of the Corporation) nor the merger, consolidation, share exchange, statutory exchange or any other business combination transaction of the Corporation into or with any other Person shall by itself be deemed to be a Liquidation for purposes of this Section 5.

Section 6. Conversion.

(a) Conversion of Preferred Stock.

(i) Optional Conversion. Subject to and in accordance with the provisions of this Section 6, each Holder of shares of Preferred Stock shall have the right, at any time and from time to time, at such Holder’s option, to convert all or any portion of such Holder’s shares of Preferred Stock into fully paid and non-assessable shares of Common Stock (the “Conversion Right” and such shares of Common Stock are sometimes referred to hereinafter as, the “Conversion Shares”) by providing the Corporation, with the Conversion Notice (as defined in Section 6(b)(i) below). Upon a Holder’s election to exercise its Conversion Right pursuant to the Conversion Notice, each share of Preferred Stock for which the Conversion Right is exercised shall be converted into such number of Conversion Shares equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) if the Corporation has not otherwise paid the Accrued Dividends to the Holder, the Accrued Dividends on such share as of the Conversion Date, divided by (B) the Conversion Price of such share in effect at the time of conversion.

(ii) Automatic Conversion. On the four year anniversary of the Original Issuance Date, all then outstanding shares of Preferred Stock shall automatically convert into fully paid and non-assessable shares of Common Stock, with each share of Preferred Stock automatically converted into such number of shares of Common Stock equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) if the Corporation has not otherwise paid the Accrued Dividends to the Holder, the Accrued Dividends on such share as of the Conversion Date, divided by (B) the Conversion Price of such share in effect at the time of conversion.

(iii) Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock subject to conversion is held by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends as of the Conversion Date on all shares of Preferred Stock so subject for which the Corporation has not otherwise paid such Accrued Dividends. If the conversion of any share or shares of Preferred Stock results in a fractional share of Common Stock issuable after application of the immediately preceding sentence, the Corporation shall pay a cash amount in lieu of issuing such fractional share in an amount equal to the value of such fractional interest multiplied by the 10-Day VWAP of a share of Common Stock determined on the Conversion Date.

(iv) Reservation of Shares. The Corporation will at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting conversions of the Preferred Stock into shares of Common Stock, a number of shares of Common Stock equal to 100% of the number of shares of Common Stock then issuable upon conversion of all then outstanding shares of Preferred Stock. The Corporation shall take all action permitted by applicable law, including calling meetings of stockholders of the Corporation and soliciting proxies for any necessary vote of the stockholders of the Corporation, to amend the Certificate of Incorporation to increase the number of authorized and unissued shares of Common Stock, if at any time there shall be insufficient authorized and unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that the Preferred Stock and all Common Stock that may be issued upon conversion of Preferred Stock shall upon issuance be duly authorized, fully paid and non-assessable and will not be subject to preemptive rights or subscription rights of any other stockholder of the Corporation. The Corporation further covenants that the Corporation shall, if permitted by the rules of the NASDAQ, at its sole expense, cause to be authorized for listing or quotation on the NASDAQ, all Common Stock issuable upon conversion of the Preferred Stock, subject to official notice of issuance. The Corporation will use its reasonable best efforts to ensure that such Common Stock may be issued without violation of any applicable law or regulation.

(b) Mechanics of Conversion.

(i) The Conversion Right of a Holder of Preferred Stock shall be exercised by the Holder by delivering written notice to the Corporation, substantially in the form attached hereto as Annex A, that the Holder elects to convert all or a portion of the shares of Preferred Stock held by such Holder (a “Conversion Notice”) and specifying the name or names (with address or addresses) in which shares of Common Stock are to be issued and (if so required by the Corporation or the Corporation’s Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Transfer Agent, duly executed by the Holder or its legal representative.

(ii) As promptly as practicable after the receipt of the Conversion Notice, and the payment of required taxes or duties pursuant to Section 10(a), if applicable, and in no event later than three (3) Trading Days thereafter (the “Share Delivery Date”), the Corporation shall instruct the Transfer Agent to update the Register to reflect the shares of Common Stock held by such Holder as a result of such conversion and shall issue and shall deliver or cause to be issued and delivered to such Holder, or to such other Person on such Holder’s written order (A) evidence of such issuance reasonably satisfactory to such Holder, and (B) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 6(a)(iii).

(iii) The conversion of any share of Preferred Stock shall be deemed to have been made in connection with any exercise of the Conversion Right at the Close of Business on the date of giving the Conversion Notice (the “Conversion Date”). Until the Conversion Date with respect to any share of Preferred Stock has occurred, such share of Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share shall (A) accrue and accumulate Annual Dividends and participate in Participating Dividends pursuant to Section 4 and (B) entitle the Holder thereof to the voting rights provided in Section 10.

(iv) Corporation’s Obligations to Issue Common Stock. Subject to Section 6(c), the Corporation’s obligations to issue and deliver shares of Common Stock upon conversion of shares of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such shares of Common Stock.

(v) Failure to Deliver Shares of Common Stock upon Conversion of Shares of Preferred Stock. If, in the case of any Conversion Notice, the Conversion Shares to be issued in connection with the Conversion Right are not delivered to the applicable Holder by the Share Delivery Date, in addition to any other rights herein, the Holder shall be entitled to elect by written notice to the Transfer Agent, on behalf of the Corporation, at any time on or before its receipt of such Conversion Shares, to rescind such Conversion Notice, in which event the Corporation shall promptly return to the Holder any certificated Preferred Stock delivered to the Corporation and the Holder shall promptly return to the Corporation any Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

(vi) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(b)(ii) (other than a failure caused by incorrect or incomplete information provided by the Holder to the Corporation and which the Corporation promptly provides written notice to the Holder of), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(b)(ii). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000, under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver the Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

(c) NASDAQ Conversion Limits; Solicitation of Stockholder Approval. Notwithstanding Section 6(a) of this Certificate of Designations, the Corporation shall not be required to issue any shares of Common Stock to a given Holder upon conversion by such Holder (or its assigns) of any shares of Preferred Stock to the extent (and only to the extent) that such conversion would result in a given Holder (including its predecessors-in-interest) beneficially owning a number of shares of Common Stock in excess of the applicable Threshold Amount that has not been approved by the Corporation’s stockholders (including at any special meeting of the Corporation’s stockholders) in accordance with the stockholder approval requirements of NASDAQ Marketplace Rule 5635 (or any equivalent rule or requirement of the applicable exchange or automated quotation system on which the Common Stock is then listed or quoted). In the event that any proposed conversion would be restricted by the foregoing limitation, the Corporation shall use reasonable best efforts to take any and all actions which may be necessary, including obtaining regulatory, NASDAQ (or such exchange or automated quotation system on which the Common Stock is then listed) or stockholder approvals, in order that the Corporation may thereafter validly and legally issue such shares of Common Stock to the given Holder or Holder(s) in compliance with the applicable listing standards of NASDAQ (or such exchange or automated quotation system on which the Common Stock is then listed).

Section 7. Adjustments to Conversion Price.

(a) Adjustments to Conversion Price. Except as provided in Section 7(d), the Conversion Price shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation declares a dividend or makes a distribution on the Common Stock payable in shares of Common Stock, then the Conversion Price in effect at the opening of business on the Ex-Date for such dividend or distribution shall be adjusted to the price determined by multiplying the Conversion Price at the opening of business on such Ex-Date by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

If any dividend or distribution described in this Section 7(a)(i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date and time the Board of Directors determines not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

If any subdivision, split or combination described in this Section 7(a)(ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Other Distributions. If the Corporation distributes to all holders of shares of Common Stock, any Convertible Securities or Options or any other assets for which there is no corresponding distribution in respect of the Preferred Stock pursuant to Section 4(a)(i) (which excludes, for the avoidance of doubt, any distribution of cash or non-cash property for which there is a corresponding distribution in respect of the Preferred Stock pursuant to Section 4(a)(i)), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 – FMV

SP0

Where,

SP0 = the 10-Day VWAP of a share of Common Stock determined on the Ex-Date for such distribution.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on the Ex-Date for such distribution, in the case of a non-cash distribution or with respect to the non-cash portion of a distribution, if any, as determined (i) by the good faith determination of the Board of Directors or (ii) if, within five (5) Business Days following notice from the Corporation of the value determined by the Board of Directors pursuant to clause (i), the Holders of a majority of the outstanding shares of Preferred Stock object in good faith to such determination, then the fair market value will be determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors, and (y) is reasonably acceptable to Holders of a majority of the outstanding shares of Preferred Stock; provided, that such value, whether determined pursuant to the foregoing clause (i) or (ii), shall not for the purposes hereof in any event be equal to or greater than the 10-Day VWAP of a share of Common Stock determined on such date.

In a “spin-off,” where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a Subsidiary of the Corporation or other business unit, the Conversion Price will be adjusted on the fifteenth (15th) Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth (15th) Trading Day by the following fraction:

MP0

MP0 + MPs

Where,

MP0 = (i) if the Common Stock is listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the 10-Day VWAP of a share of Common Stock determined on the eleventh (11th) Trading Day following the effective date of such distribution, or (ii) if the Common Stock is not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the 10-Day VWAP of a share of Common Stock on the effective date of such distribution.

MPs = (i) if the capital stock or equity interests distributed to the holders of shares of Common Stock are listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, an amount equal to the product of (x) the number of shares of such capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock and (y) the 10-Day VWAP of such capital stock or equity interests on the eleventh (11th) Trading Day following the effective date of such distribution, or (ii) if such capital stock or equity interests are not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the 10-Day VWAP of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on the effective date of such distribution (after giving effect to such distribution).

In the event that such distribution described in this Section 7(a)(iii) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such distribution, to the Conversion Price that would then be in effect if such distribution had not been declared.

(iv) Automatic Adjustment Upon Reset Dates. The Conversion Price will automatically reset upon each of the eighteen (18) month and forty-seven (47) month anniversaries of the Original Issuance Date to be equal to the lower of (x) the then-current Conversion Price and (y) the higher of (A) the Floor Price or (B) the 10-Day VWAP of the Common Stock determined as of the date of such reset. Notwithstanding the foregoing, there shall be no automatic resets of the Conversion Price pursuant to this Section 7(a)(iv) following a Fundamental Transaction Date.

(b) Other Adjustments.

(i) The Corporation may make decreases in the Conversion Price, in addition to any other decreases required by this Section 7, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of Options for Common Stock) or from any event treated as such for income tax purposes.

(ii) If the Corporation takes any action affecting the Common Stock, other than an action described in Section 7(a), which upon a determination by the Board of Directors, in its good faith discretion (such determination intended to be a “fact” for purposes of Section 151(a) of the DGCL), would materially adversely affect the conversion rights of the Holders of shares of Preferred Stock, the Conversion Price shall be adjusted, to the extent permitted by applicable law, in such manner, if any, and at such time, as the Board of Directors determines in good faith to be equitable in the circumstances.

(c) Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Section 7(a) or Section 7(b) shall occur.

(d) Rounding of Calculations; Minimum Adjustments. All adjustments to the Conversion Price shall be calculated to the nearest one-tenth (1/10th) of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this Section 7(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(e) Statement Regarding Adjustments; Notices. Whenever the Conversion Price is to be adjusted in accordance with one or more of Section 7(a) or Section 7(b), the Corporation shall: (i) compute the Conversion Price in accordance with Section 7(a) or Section 7(b), taking into account the one cent threshold set forth in Section 7(d); (ii) (x) in the event that the Corporation shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in Section 7(a) (but only if the action of the type described in Section 7(a) would result in an adjustment to the Conversion Price), or Section 7(g) (but only if the action of the type described in Section 7(g) would result in a change in the type of securities or property to be delivered upon conversion of the Preferred Stock), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least ten (10) days prior to such record date, give notice to each Holder by mail, first class postage prepaid, at the address appearing in the Register, which notice shall specify the record date, if any, with respect to any such action, the approximate date on which such action is to take place and the facts with respect to such action as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the Preferred Stock or (y) in the event that the Corporation does not give notice or make a public announcement as set forth in subclause (x) of this clause (ii), the Corporation shall, as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to one or more of Section 7(a) or Section 7(b), taking into account the one cent threshold set forth in Section 7(d) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event, in the same manner and with the same detail as the notice set forth in subclause (x) of this clause (ii); and (iii) whenever the Conversion Price shall be adjusted pursuant to one or more of Section 7(a) or Section 7(b), the Corporation shall, as soon as practicable following the determination of the revised Conversion Price, (x) file at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment, the Conversion Price that shall be in effect after such adjustment and the method by which the adjustment to the Conversion Price was determined and (y) cause a copy of such statement to be sent in the manner set forth in subclause (x) of clause (ii) to each Holder.

(f) Certain Adjustment Rules. If an adjustment in the Conversion Price made pursuant to Section 7(a)(iv) would reduce the Conversion Price to an amount below the Floor Price, then such adjustment in Conversion Price shall only reduce the Conversion Price to the Floor Price. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 7, the Corporation shall use its reasonable best efforts to take any and all actions which may be necessary, including obtaining regulatory, NASDAQ (or such exchange or automated quotation system on which the Common Stock is then listed) or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock issuable upon conversion of the Preferred Stock in compliance with the applicable listing standards of NASDAQ (or such exchange or automated quotation system on which the Common Stock is then listed).

(g) Fundamental Transactions.

(i) Subject to applicable law and the last sentence of this Section 7(g)(i), upon the occurrence of any Fundamental Transaction (the date of such occurrence, a “Fundamental Transaction Date”), then, upon any subsequent conversion of the Preferred Stock, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, (i) the number of shares of Common Stock of the Corporation (if it is the surviving entity), or (ii) common stock of the successor or acquiring corporation (if it is the surviving entity), as well as any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock (including, for avoidance of doubt, the number of shares of Common Stock in respect of any Accrued Dividends to the extent unpaid as of the Fundamental Transaction Date, calculated as the quotient of (A) such Accrued Dividends divided by (B) the Conversion Price in effect immediately prior to such Fundamental Transaction, the “Accrued Dividend Fundamental Transaction Shares”) for which the Preferred Stock is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, if holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the securities, cash or property it receives upon any conversion of the Preferred Stock following such Fundamental Transaction. Notwithstanding the foregoing and for the avoidance of doubt, for any transaction that constitutes a Fundamental Transaction under clauses (iii) or (v) of the definition of Fundamental Transaction where the Corporation is the surviving entity, upon any conversion of the Preferred Stock subsequent to such Fundamental Transaction, the Holder shall be entitled to receive only (y) the number of shares of Common Stock of the Corporation for which the Preferred Stock is convertible immediately prior to such Fundamental Transaction, plus (z) the Accrued Dividend Fundamental Transaction Shares.

(ii) if the Corporation is not the surviving company in any Fundamental Transaction or will be dissolved in connection with a Fundamental Transaction, the Corporation shall cause, as a condition to the closing of such transaction, any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designations in accordance with the provisions of this Section 7(g) prior to the consummation of such Fundamental Transaction and shall deliver to the Holders in exchange for the Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) and any Alternate Consideration equivalent to the shares of Common Stock (including any Accrued Dividend Fundamental Transaction Shares) receivable upon conversion of the Preferred Stock (without regard to any limitations on the conversion of the Preferred Stock) prior to the consummation of such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock and any Alternate Consideration (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock and any Alternate Consideration, such conversion price being for the purpose of protecting the economic value of the Preferred Stock immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, to the extent necessary to effectuate the foregoing provisions, the Successor Entity shall file a new Certificate of Designations with the same terms and conditions or, if applicable, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Corporation herein.

Section 8. Voting Rights.

(a) General. The Holders of shares of Preferred Stock shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Corporation, except as otherwise provided herein or as required by applicable law, voting together with the holders of Common Stock as a single class. For such purposes, each Holder, for each share of Preferred Stock held by such Holder as of the record date for the determination of stockholders entitled to vote on such matters, shall be entitled to a number of votes equal to the quotient of (i) $10.00 divided by (ii) [the Minimum Price of the Common Stock as of the Original Issuance Date (as determined by reference to the Nasdaq Official Closing Price)]3, or, if no such record date is established, each Holder, for each share of Preferred Stock held by such Holder as of the date such vote is taken or any written consent of stockholders is solicited, shall be entitled to a number of votes equal to the quotient of (i) $10.00 divided by (ii) [the Minimum Price of the Common Stock as of the Original Issuance Date (as determined by reference to the Nasdaq Official Closing Price)]. The Holders of shares of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and the By-laws as if they were holders of record of Common Stock for such meeting.

3 NTD: Actual amount to be inserted into Certificate of Designation filed with Delaware, with such amount determined based on the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of MTAC’s Class A Common Stock.

(b) Class Voting Rights. So long as any shares of Preferred Stock are outstanding, in addition to any other vote required by applicable law, the Corporation may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior affirmative vote or written consent of the Holders representing at least a majority of the then-issued and outstanding shares of Preferred Stock, voting as a separate class:

(i) amend, alter, repeal or otherwise modify any provision of the Certificate of Incorporation or this Certificate of Designations in a manner that would alter or change the terms or the powers, preferences, rights or privileges of the Preferred Stock as to affect them adversely;

(ii) authorize, create, increase the authorized amount of, or issue any class or series of Senior Securities;

(iii) increase the authorized number of shares of Preferred Stock; or

(iv) enter into any agreement with respect to the foregoing.

(c) The consent or votes required in Section 8(b) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Certificate of Incorporation or the By-laws. Each Holder of shares of Preferred Stock will have one vote per share on any matter on which Holders of shares of Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

Section 9. Transfer Agent.

The Corporation shall appoint a Transfer Agent and remove its Transfer Agent in accordance with the agreement between the Corporation and such Transfer Agent; provided that the Corporation shall appoint a successor transfer agent of recognized standing who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders. When a Holder requests to register the transfer of shares of Preferred Stock, the Corporation or the Transfer Agent, as applicable, shall register the transfer as requested if its reasonable requirements for such transaction are met.

Section 10. Miscellaneous.

(a) Taxes. The issuance or delivery of shares of Preferred Stock, shares of Common Stock or other securities issued on account of Preferred Stock pursuant hereto, or certificates representing such shares or securities, shall be made without charge to the Holder for such shares or certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, including any share transfer, documentary, stamp or similar tax; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Preferred Stock with respect to which such shares or other securities were issued or delivered are registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and the transferee or payee, as the case may be, shall pay or bear the cost of any such tax, and the Corporation shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) Good Faith. The Corporation shall not, by amendment of the Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of Preferred Stock against impairment as set forth in this Certificate of Designations.

(c) Status of Shares. Shares of Preferred Stock which have been converted, redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to and in accordance with the provisions of Section 8, designated as part of a particular series of Preferred Stock by the Board of Directors.

(d) Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (or by first class mail if the same shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to its office at 6272 W. 91st Avenue, Westminster, CO 80031, Attention: Chief Financial Officer, or to any transfer or other agent of the Corporation designated to receive such notice as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Register or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by written notice similarly given.

(e) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(f) Other Rights. Except as expressly provided in any agreement between a Holder and the Corporation, the shares of Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

(g) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(h) Effectiveness. This Certificate of Designations shall become effective upon the filing thereof with the Secretary of State of the State of Delaware.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed and acknowledged by its undersigned duly authorized officer this [       ] day of [           ], 2023.

TRISALUS LIFE SCIENCES, INC.

By:
Name:
Title:

[Signature Page to the Certificate of Designations]

ANNEX A

CONVERSION NOTICE

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO

CONVERT SHARES OF SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Preferred Stock indicated below into shares of common stock, $0.0001 par value per share (the “Common Stock”), of TRISALUS LIFE SCIENCES, INC., a Delaware corporation, according to the conditions hereof, as of the date written below.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A Preferred Stock owned prior to Conversion:

Number of shares of Series A Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price:

Number of shares of Series A Preferred Stock subsequent to Conversion:

[Holder]

By:
Name:
Title:

Exhibit B

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

_______ The undersigned represents and warrants that the undersigned is an “Institutional Account” as such term is defined in FINRA Rule 4512(c).

The undersigned represents and warrants that the undersigned is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

_______ (i)          A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_______ (ii)         A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_______ (iii)        An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the Commission under the section 203(l) or (m) of the Investment Advisers Act;

_______ (iv)        An insurance company as defined in section 2(13) of the Exchange Act;

_______ (v)         An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

_______ (vi)        A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_______ (vii)        A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_______ (viii)       An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_______ (ix)         A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______ (x)          An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; and/or

_______ (xi)         A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company.

_______ (xii)        A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the Shares, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

_______ (xiii)       A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements of the category immediately above and whose prospective investment in the Company is directed by such family office pursuant to clause (iii) in the category immediately above.

_______ (xiv)      An individual whose individual net worth, or whose joint net worth with such individual’s spouse or spousal equivalent, is in excess of $1,000,000.

_______ (xv)        An individual whose individual net income (exclusive of any income attributable to such individual’s spouse or spousal equivalent) is more than $200,000 in each of the past two years, or whose joint income with such individual’s spouse or spousal equivalent is more than $300,000 in each of those years, and such individual reasonably expect to reach the same income level in the current year.

_______ (xvi)       An individual who holds in good standing one or more of the following professional certifications and designations administered by the Financial Industry Regulatory Authority: Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), and Licensed Private Securities Offerings Representative (Series 82).

_______ (xvii)     The Subscriber does not qualify under any of the investor categories set forth in (i) through (xvi) above.

2.1	Type of the Subscriber. Indicate the form of entity of the Subscriber:

☐	Limited Partnership	☐	General Partnership
☐	Corporation	☐	Limited Liability Company
☐	Individual	☐	Revocable Trust

☐	Other Type of Trust (indicate type):

☐	Other (indicate form of organization):

Subscriber:

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By:
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Signatory Title: